STOCK OPTION AGREEMENT
                             ----------------------

         THIS STOCK OPTION AGREEMENT (this "Agreement") effective as of the 20th day of June, 1998, by and between Ednet, Inc., a Colorado corporation (the "Company") and Visual Data Corporation, a Florida corporation ("Buyer").

                                    RECITALS

         WHEREAS, the Company has authorized capital consisting of 50,000,000 shares of common stock, par value $.001 per share (the "Common Stock").

         WHEREAS, the Company and Buyer have entered into a Securities Purchase Agreement.

         WHEREAS, the Company desires to grant to Buyer an option to purchase up to aggregate of 6,542,722 shares of the Company's Common Stock which represents at the date hereof a number of options equal to the amount of options, warrants or other convertible securities outstanding on the date hereof.

         NOW, THEREFORE, in consideration of the foregoing provisions, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

         1. Grant of Option. The Company hereby grants, bargains, sells, conveys and delivers unto the Buyer an exclusive and irrevocable option to purchase up to aggregate of 6,542,722 shares of the Company's Common Stock, provided, however, the number of options which the Buyer shall be entitled to shall increase or decrease, as the case may be, based upon the effect of any anti-dilution provisions contained in the corresponding options to which this Option relates, exercisable at the time and in the manner set forth below.

                  (a) Option Price The exercise price that the Buyer shall pay to the Company for each Option shall be $0.10 per share.

                  (b) Option Period. The Option may be exercised at any time commencing on the date of exercise of each corresponding Outstanding Option and shall expire upon the first anniversary of the exercise date of such Outstanding Option (the "Option Period") The Option Period may be extended upon the mutual written consent of the parties hereto.

                  (c) Exercise of Option. The Company must receive written notice from the Buyer within the Option Period that the Buyer is exercising its option. Said written notice shall be accompanied by the full purchase price of each Option in a bank check or other immediately available funds. Upon receiving the written notice together with the tendered funds, the Company shall deliver Certificates for the shares of Common Stock purchased upon exercise of this Option within three (3) business days after the exercise date. Unless this Option has expired or all of the purchase rights represented hereby have been exercised, the Company will prepare a new Option representing the rights formerly represented by this Option that have not expired or been exercised. The Company will, within such three (3) day period, deliver such new Option to the Buyer.

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

                           The shares of Common Stock issuable upon the exercise
of this Option will be deemed to have been transferred to the Buyer on the Exercise Date, and the Buyer will be deemed for all purposes to have become the record holder of such Common Stock on the Exercise Date.

                           The issuance of certificates for shares of Common
Stock upon the exercise of this Option will be made without charge to the Buyer for any issuance tax in respect thereof or any other cost incurred by the Company in connection with such exercise and related transfer of the shares; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate or instrument in a name other than that of Buyer, and that the Company shall not be required to issue or deliver any such certificate or instrument unless and until the person or persons requiring the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         2. Reservation of Common Stock.

                  The Company will at all time reserve and keep available such number of shares of Common Stock as will be sufficient to permit the exercise in full of this Option. Upon exercise of this Option pursuant to its terms, the Buyer will acquire fully paid and nonassessable ownership rights of the Common Stock, free and clear of any liens, claims or encumbrances.

         3. No Shareholder Rights or Obligations.

                  This Option will not entitle the Buyer hereof to any voting rights or other rights as a shareholder of the Company. Until the shares of Common Stock issuable upon the exercise of this Option are recorded as issued on the books and records of the Company's transfer agent, the Buyer shall not be entitled to any voting rights or other rights as a shareholder; provided, however, the Company uses its best efforts to ensure that, upon receipt of the Exercise Agreement and payment of the Exercise Price, the appropriate documentation necessary to effectuate the exercise of the Option and the issuance of the Common Stock is accomplished as expeditiously as possible. No provision of this Option, in the absence of affirmative action by the Buyer to purchase Common Stock, and no enumeration in this Option of the rights or privileges of the Buyer, will give rise to any obligation of such Buyer for the Exercise Price or as a stockholder of the Company.

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

         4. Representations and Warranties of the Company.

                  (a) The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company is necessary to authorize this Agreement or to consummate the transactions contemplated hereby;

                  (b) The making, execution and delivery by Company of this Agreement and the consummation of the transactions contemplated herein will not
(i) conflict with, be in violation of, or constitute (upon notice or lapse of time or both) a default under any agreement, indenture, mortgage, deed of trust or other contract, agreement, instrument or document to which the Company is a party or is subject, or any resolution, order, rule regulation, writ, injunction, decree or judgment of any governmental authority or court having jurisdiction over the Company or its assets, or (ii) result in or require the creation or imposition of any lien of any nature upon or with respect to any assets now owned or hereafter acquired by the Company, including, without limitation, the Company Shares;

                  (c) This Agreement constitutes a legal, valid and binding obligation of the Company and is enforceable against it in accordance with its terms;

                  (d) The shares of Common Stock issuable upon exercise of the Options when issued and paid for in accordance with its terms, will be fully aid and nonassessable.

         5. Legend. The Buyer acknowledges that shares to be issued upon exercise of the Option have not been registered under the Securities Act and shall contain the following legend:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE LAWS OF ANY STATE AND HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION PERTAINING TO SUCH SECURITIES AND PURSUANT TO A REPRESENTATION BY THE SECURITY HOLDER NAMED HEREON THAT SAID SECURITIES HAVE BEEN ACQUIRED FOR PURPOSES OF INVESTMENT AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION. FURTHERMORE, NO OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS TO TAKE PLACE WITHOUT THE PRIOR WRITTEN APPROVAL OF COUNSEL OR THE ISSUER BEING AFFIXED TO THIS CERTIFICATE. THE TRANSFER AGENT HAS BEEN ORDERED TO EXECUTE TRANSFERS OF THIS CERTIFICATE ONLY IN ACCORDANCE WITH THE ABOVE INSTRUCTIONS."

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

         6. Notices. All notices, waivers, demands and instructions given in connection with this Agreement shall be made in writing, with a copy to each party, and shall be deemed to have been duly given and delivered (a) five (5) days after posting if mailed by U.S. Mail, certified or registered, return receipt requested, postage prepaid, or (b) upon receipt if sent by overnight courier maintaining records of receipt by addresses, by hand or by telecopy, with the original notice being sent the same day by one of the foregoing methods, addressed as follows (or to such other address as a party may from time to time designate by notice to all other parties as aforesaid).

         If to the Company:                 One Union Street
                                            San Francisco, CA

         If to the Buyer:                   1291 Southwest 29th Avenue
                                            Pompano Beach, FL

         7. Further Assurances. Each of the parties hereto shall execute such other instruments, documents and papers and shall take such further actions as may be reasonably required or appropriate to carry out the provisions hereof.

         8. Entire Agreement. This Agreement constitutes the full and complete understanding of the parties with respect to its subject matter, is an exclusive statement of the terms and conditions of their agreement in relation hereto, and supersedes all prior negotiations, understandings and agreements, whether written or oral, between the parties with respect hereto.

         9. Amendments. No alteration, modification, amendment or other change in this Agreement shall be effective or binding on any party unless the same is in writing and is executed by all parties.

         10. Waivers. No waiver by any party of any rights or remedies provided hereunder and no course of dealing shall be deemed a continuing waiver of the same or any other right or remedy unless such waiver is in writing and signed by the party sought to be bound. The failure of a party to exercise any right or remedy shall not be deemed a waiver of such right or remedy in the future.

         11. Modification and Severability. If a court of competent jurisdiction declares that any provision of this Agreement is illegal, invalid or enforceable, then such provision shall be modified automatically to the extent necessary to make such provision fully legal, valid or enforceable.

         12. Enforceability/Default. This Agreement shall be enforceable by and against each of the parties hereto and their respective successors and assigns. In the event of a default by the other party hereto, or their permitted assignees hereunder, or a breach by a party hereto of any of the representations, warranties or covenants made herein by such party, the non-defaulting party shall have the rights and remedies available at law or in equity and shall be entitled to any and all costs and expenses (including reasonable attorney's fees) incurred in connection with forcing the terms of this Agreement or recovering any damages resulting from such default or breach. The rights or remedies available to the parties hereunder shall include, without limitation, the right to sue for specific performance without the necessity of first pursuing other remedies possibly available .

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

         13. Captions. The captions contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning, construction or scope of this Agreement.

         14. Governing Law. This Agreement shall be governed by, construed under, and enforced in accordance with the laws of the State of California without regard to any conflict-of-laws provisions to the contrary.

         15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which, when taken together shall constitute one and the same instrument.

         16. Assignment. Each party may assign any and all rights under this Agreement to one or more assignees by providing notice to the other party in writing of each such assignment and the terms and conditions thereof. No exercise of any rights conveyed under this Agreement by any assignee of optionee shall be enforceable against the respective optionor until such time as such optionor has received written notification from optionee of the terms of such assignment and has consented to such assignment, which such consent may not be unreasonably withheld.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                                     EDNET, INC.


                                                     By:/s/ Tom Kobayashi
                                                        ------------------------
                                                        Tom Kobayashi

                                                     VISUAL DATA CORPORATION


                                                     By:/s/ Randy Selman
                                                        ------------------------
                                                        Randy Selman



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